Exhibit 10.16

THE READER’S DIGEST ASSOCIATION, INC.

READER’S DIGEST ROAD

PLEASANTVILLE, NY  10570-7000

OPTION AWARD AGREEMENT UNDER THE RDA HOLDING CO. 2007 OMNIBUS INCENTIVE COMPENSATION PLAN dated as of [July 12, 2007], between RDA Holding Co. (the “Company”), a Delaware corporation, and [NAME].

This Option Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award of [#] options to purchase Shares, at an exercise price of $10 per Share  (the “Exercise Price”), which represents the Fair Market Value per Share on the date hereof, that are subject to the terms and conditions specified herein (“Options”) and that are granted to you under the RDA Holding Co. 2007 Omnibus Incentive Compensation Plan (the “Plan”).  Each Option shall be exercisable for one Share, subject to the terms herein.  The Options are not intended to qualify as “incentive stock options” (within the meaning of Section 422 of the Code).

THIS AWARD OF OPTIONS IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 12 OF THIS AWARD AGREEMENT.  BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1.  The Plan.  This award of Options is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement.  In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern.  In the event of any conflict between the terms of this Award Agreement and the terms of any individual employment agreement between you and the Company or any of its Affiliates (an “Employment Agreement”), the terms of your Employment Agreement will govern.

SECTION 2.  Definitions.  Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan.  As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.

“Call Right” means the right of the Company or any of its Affiliates to repurchase from you, on the terms set forth in Section 6(d) of this Award Agreement, any Shares you hold as a result of your exercise of the Options at Fair Market Value, the determination of which shall not take into account any illiquidity discount resulting from any Holding Period (as defined below) applicable to the Shares.

“Cause” means insubordination, dishonesty, moral turpitude, other significant misconduct of any kind, conviction of (or pleading guilty or nolo contendere to) a crime, a significant violation of any rules, policies, procedures or guidelines of the Company or any of its Affiliates, or a refusal to perform normal duties and responsibilities (for any reason other than illness or incapacity) which, in any case, the Company or any of its Affiliates reasonably classifies as a termination for Cause.  The determination of whether “Cause” has occurred shall be solely in the discretion of the Company and its Affiliates.

“Disability” means total disability as defined in The Reader’s Digest Association, Inc.’s Healthcare Program (or an equivalent plan, as determined in the sole discretion of the Board).

“Equity Investors” means the parties to the Stockholders Agreement as of March 2, 2007.

“Liquidity Event” means a Liquidity Event I or a Liquidity Event II.

“Liquidity Event I” means an IPO that occurs prior to a Liquidity Event II.

“Liquidity Event II” means (a) the disposition by the Equity Investors in one or more transactions of at least 50% of the Shares originally acquired by the Equity Investors for all cash consideration or for a combination of cash and non-cash consideration where the cash portion of the consideration represents consideration for at least 50% of the Shares originally acquired by the Equity Investors (other than a disposition to an Affiliate of any Equity Investor or to any other Equity Investor), (b) a distribution by Ripplewood Partners II, L.P. (or any Affiliate to which it transfers Shares) of at least 50% of the Shares originally acquired by the Affiliates of Ripplewood Holdings, L.L.C. to the limited partners of Ripplewood Partners II, L.P (or any such Affiliate to which it transfers Shares); or (c) the payment of an extraordinary cash dividend on the Shares by the Company in connection with an IPO, but only if the value of such dividend per Share is greater than 50% of the price per Share paid by the initial purchasers in the IPO; provided that if the Board determines that any recapitalization, stock split, reverse stock split, split-up or spin-off, reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board in its discretion to be appropriate or desirable, then the Board may, in such manner as it may deem equitable or desirable, amend or modify this definition.

“Retirement” means your termination of your employment on or after age 55 after at least 10 years of employment by the Company and its Affiliates and more than one year from the date of this Award Agreement.

“Stockholders Agreement” means the Stockholders Agreement, dated as of January 23, 2007, with respect to the Company, as amended from time to time.

“Vesting Date” means the date on which your rights with respect to all or a portion of the Options subject to this Award Agreement may become fully vested, as provided in Section 3(a) of this Award Agreement.

SECTION 3.  Vesting and Exercise.  (a)  Vesting.  On each Vesting Date set forth below, your rights with respect to the number of Options that corresponds to such Vesting Date, as specified in the chart below, shall become vested and may be exercised, subject to Section 3(b) of this Award Agreement, provided that you must be employed by the Company or an Affiliate thereof on a Vesting Date in order for your rights with respect to the corresponding Options to become vested, except as otherwise determined by the Board in its sole discretion or as otherwise provided in your Employment Agreement (the Options with respect to which your rights become vested on any Vesting Date, the Vesting Date’s “Tranche”).

Vesting Date	Incremental Percentage of Options Vesting	Incremental Number of Options Vesting	Aggregate Percentage of Options Vested	Aggregate Number of Options Vested

[1st anniversary of grant date]

25

%

25

%

[2nd anniversary of grant date]

25

%

50

%

[3rd anniversary of grant date]

25

%

75

%

[4th anniversary of grant date]

25

%

100

%

(b)  Exercisability.  The Options may not be exercised, whether or not vested, until the occurrence of a Liquidity Event II; provided that 25% of each Vesting Date’s Tranche of Options may be exercised upon or following a Liquidity Event I.  Notwithstanding the foregoing, the Options may not be exercised until your rights with respect to them have vested in accordance with Section 3(a) of this Award Agreement.

(c)  Exercise of Options.  Options, to the extent that they are vested and exercisable in accordance with Sections 3(a) and 3(b) of this Award Agreement, may be exercised, in whole or in part (but for the purchase of whole Shares only), by delivery to the Company of (i) a written or electronic notice, complying with the applicable procedures established by the Board or the Company, stating the number of Shares with respect to which the Options are thereby exercised and (ii) full payment of the aggregate Exercise Price for the Shares with respect to which the Options are thereby exercised in accordance with Section 6(b) of the Plan; provided that, at your request, payment of the Exercise Price may be made by the Company’s withholding of Shares that would have otherwise been delivered to you upon exercise of the applicable Options or by your delivery to the Company of Shares that you then own, in each case that have a Fair Market Value (valued as of the day immediately prior to the date of exercise or, on the date of an IPO, valued at the price per Share paid by the initial purchasers) equal to the aggregate Exercise Price; provided further that any applicable withholding taxes must be satisfied in accordance with Section 9(a) of this Award Agreement.

The notice shall be signed by you or any other person then entitled to exercise the Options.  Upon exercise and full payment of the Exercise Price and any applicable withholding taxes for the Shares with respect to which the Options are thereby exercised, the Company shall deliver to you or your legal representative one Share for each Option with respect to which you have exercised and paid.

(d)  Expiration of Options.  All Options shall automatically expire on, and may no longer be exercised after, the tenth anniversary of the date of this Award Agreement.

SECTION 4.  Stockholders Agreement.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, you shall not be entitled to receive any Shares pursuant to this Award Agreement unless and until you have executed the Stockholders Agreement.

SECTION 5.  Holding Period.  Any Shares that you receive upon exercise of any Option awarded to you pursuant to this Award Agreement may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered until the first anniversary of the date that you shall have exercised such Option for such Shares (the period between the date you exercise an Option and the first anniversary thereof, such Option’s “Holding Period”), and thereafter only in accordance with the Stockholders Agreement; provided that any Shares withheld to pay the Exercise Price in accordance with Section 3(c) of this Award Agreement or to satisfy any applicable withholding taxes in accordance with Section 9 of this Award Agreement shall not be subject to any Holding Period.

SECTION 6.  Termination of Employment.  (a)  Forfeiture of Unvested Options.  Unless the Board determines otherwise, and except as otherwise provided in your Employment Agreement, if your rights with respect to any Options awarded to you pursuant to this Award Agreement have not become vested prior to the date on which your employment with the Company and its Affiliates terminates for any reason, your rights with respect to such Options shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto.

(b)  Treatment of Vested Options.  Notwithstanding the foregoing, unless the Board determines otherwise and except as otherwise provided in your Employment Agreement, unexercised vested Options shall expire (i) in the event of a termination of your employment due to your death, Disability or Retirement or by the Company for reasons other than Cause, 90 days following the occurrence of the Liquidity Event required to have occurred under Section 3(b) of this Award Agreement in order for such Options to be exercisable and (ii) automatically on the date of the termination of your employment for any other reason; provided that, at any time following any termination of your employment to which clause (i) applies, the Company, in its sole discretion, may make provision for a cash payment to you in consideration for the cancelation of your Options in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Board) of the Shares subject to such Options over the aggregate exercise price of such Options; provided further that all Options shall automatically expire on the tenth anniversary of the date of this Award Agreement.

(c)  Treatment of Shares during Holding Period.  Unless the Board determines otherwise and except as otherwise provided in your Employment Agreement, if your employment is terminated during an Option’s Holding Period, any Shares subject to such Holding Period shall remain subject to such Holding Period until the end of such Holding Period.

(d)  Call Right.  Upon or following any termination of your employment, whether or not any Holding Period is in effect, the Company or any of its Affiliates may exercise the Call Right with respect to any of the Shares you shall have received upon exercise of the Options.  The completion of the repurchase pursuant to the Call Right shall take place at the principal offices of the Company on the tenth business day after written notice has been sent by the Company or an Affiliate thereof, as applicable, to you indicating that the Company or such Affiliate, as applicable, intends to exercise its Call Right.  Upon receipt of such repurchase price, you shall deliver to the Company or such Affiliate, as applicable, an irrevocable power of attorney enabling the Company or such Affiliate, as applicable, to cause the transfer to it of the Shares so repurchased, and you shall have no further rights with respect to such Shares.

SECTION 7.  Voting Rights; Dividend Equivalents.  Prior to the date on which your rights with respect to an Option have become vested and you exercise your right to purchase Shares, you shall not be entitled to exercise any voting rights with respect to such Option and shall not be entitled to receive dividends or other distributions with respect thereto.

SECTION 8.   Non-Transferability of Options.  Unless otherwise provided by the Board in its discretion, Options may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 8(a) of the Plan.  Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option in violation of the provisions of this Section 8 and Section 8(a) of the Plan shall be void.

SECTION 9.  Withholding, Consents and Legends.  (a)  Withholding.  The delivery of Shares pursuant to Section 3(c) of this Award Agreement is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 8(d) of the Plan; provided that you may elect to satisfy any applicable withholding taxes (i) by having the Company retain Shares that you would have otherwise received upon exercise of an Option or (ii) by delivery to the Company of Shares that you then own, in each case that have a Fair Market Value (valued as of the day immediately prior to the date of exercise or, on the date of an IPO, valued at the price per Share paid by the initial purchasers) equal to the amount of such withholding taxes.

(b)  Consents.  Your rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Board of any required consents that the Board may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Board deems advisable to administer the Plan).

(c)  Legends.  The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Board determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws or under the Stockholders Agreement).  The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 10.  Successors and Assigns of the Company.  The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 11.  Board Discretion.  The Board shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 12.  Dispute Resolution.  (a)  Jurisdiction and Venue.  Notwithstanding any provision in your Employment Agreement, you and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan.  You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such action, suit or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware.  You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the applicable address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 12(a).  You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)  Waiver of Jury Trial.  You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c)  Confidentiality.  You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 12, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 13.  Notice.  All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	RDA Holding Co.
c/o Ripplewood Holdings L.L.C.
One Rockefeller Plaza, 32nd Floor
New York, NY 10020
Attn: General Counsel

If to you:	Your address on file with the Company

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 14.  Headings.  Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision hereof.

SECTION 15.  Amendment of this Award Agreement.  The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the Options shall be subject to the provisions of Section 7(c) of the Plan).

SECTION 16.  Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

RDA HOLDING CO.

by

Christopher P. Minnetian
President

[NAME],